                                                                     EXHIBIT 3.2


                                                      Adopted as of May 25, 1999

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                             barnesandnoble.com inc.


                                   ARTICLE I.
                                     OFFICES

                  SECTION 1.1. Delaware Office. The office of barnesandnoble.com inc. (the "Corporation") within the State of Delaware shall be in the City of Dover, County of Kent.

                  SECTION 1.2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

                  SECTION 2.1. Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

                  SECTION 2.2. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall be held at such place, on such date, and at such time as the Board shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

                  SECTION 2.3. Special Meetings. Except as required by law and subject to the rights of holders of any series of Preferred Stock (as defined below), special meetings of stockholders may be called at any time only by the Chairman of the Board, a member of the Special Committee (as defined below) or by the Board pursuant to a resolution approved by a majority of the then authorized number of directors. Any such call must specify the matter or


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matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

                  SECTION 2.4. Notice of Meetings. Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than ten (10) or more than sixty
(60) days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to such stockholder at such stockholder's address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address in which case it shall be directed to him at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than thirty (30) days, or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

                  SECTION 2.5. Quorum. At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

                  SECTION 2.6. Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, the Chairman of the Board or holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

                  SECTION 2.7. Order of Business. (a) At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board, or (ii) by any stockholder who complies with the procedures set forth in this Section 2.7.

                           (b) For business properly to be brought before an
Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the Annual Meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received not


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later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 2.7. The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 2.7 and, if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

                  SECTION 2.8. Proxies and Voting. Except as otherwise provided in a resolution of the Board adopted pursuant to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and these By-laws establishing a series of Preferred Stock of the Corporation ("Preferred Stock"), at each meeting of stockholders, each holder of shares of the Corporation's Class A Common Stock, par value $.001 per share ("Class A Common Stock"), shall be entitled to one (1) vote for each such share, and each holder of the Corporation's Class B Common Stock, par value $.001 per share ("Class B Common Stock"), and Class C Common Stock, par value $.001 per share ("Class C Common Stock", and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), shall be entitled to the respective number of votes as set forth in the Certificate of Incorporation, in each case determined with reference to the number of shares of Common Stock and Membership Units in the Operating Company (as such terms are defined in the Certificate of Incorporation) standing in such holder's name on the stock records of the Corporation maintained in accordance with Section 7.2 hereof (i) at the time fixed pursuant to Section 7.4 of these By-laws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters (except as otherwise provided in Section
3.3 of these By-laws and except in cases where a larger vote is required by law or by the Certificate of Incorporation or these By-laws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this
Section 2.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of directors but excepting where


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otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

                  SECTION 2.9. Inspectors. For each election of directors by the stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint an inspector or inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspector(s) so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

                  SECTION 2.10. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any Annual Meeting or special meeting of stockholders of the Corporation, or any action which may be taken at any Annual Meeting or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

                  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.


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                                  ARTICLE III.
                                    DIRECTORS

                  SECTION 3.1. Powers. (a) Subject to Section 4.1 hereof, the business of the Corporation shall be managed under the direction of the Board. The Board may, subject to the approval procedures of Sections 3.1(b) and 4.1 hereof, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                           (i) to declare dividends from time to time in
accordance with law;

                           (ii) to purchase or otherwise acquire any property,
rights or privileges on such terms as it shall determine;

                           (iii) to authorize the creation, making and issuance,
in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                           (iv) to remove any officer of the Corporation with or
without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                           (v) to confer upon any officer of the Corporation the
power to appoint, remove and suspend subordinate officers, employees and agents;

                           (vi) to adopt from time to time such stock, option,
stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                           (vii) to adopt from time to time such insurance,
retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

                           (viii) to adopt from time to time regulations, not
inconsistent with these By-laws, for the management of the Corporation's business and affairs.

                  (b) Subject to Section 4.1 hereof, and without limiting the powers of the Board set forth in Section 3.1(a), the Corporation shall not, and shall not permit any Subsidiary (as defined below) to, and no officer, employee or agent of the Corporation or any Subsidiary shall, take any of the actions specified in Schedule 3.1(b), without the prior approval of the Board. "Subsidiary" shall mean barnesandnoble.com llc, the Delaware limited liability company in which the Corporation is the sole Manager, or any successor entity thereto (the "Operating Company"), and any other corporation, limited liability company, partnership or other entity in which the Corporation, directly or indirectly, has a controlling equity interest.

                  (c) Notwithstanding anything to the contrary contained in ARTICLES III and IV hereof, any variance from the license agreement relating to the name "Barnes & Noble", or any


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substantially similar name or derivation thereof, including "B&N" and "BN", shall require the approval of the Class B Directors (as defined in the Certificate of Incorporation).

                  (d) Notwithstanding anything to the contrary contained in ARTICLES III and IV hereof, the following actions shall at all times be taken by the Board, by or on behalf of the Corporation, without the approval, consent or authorization of the Class B Directors or the Class C Directors (as defined in the Certificate of Incorporation), as the case may be, as indicated below:

                           (i) All action by or on behalf of the Corporation
with respect to the execution, delivery, or termination in accordance with the terms of any agreement between Barnes & Noble, Inc. (or any of its Affiliates, as defined in the Limited Liability Company Agreement of the Operating Company, as amended (the "LLC Agreement")) and the Corporation shall be taken by the Board without the approval, consent or authorization of the Class B Directors. All action with respect to matters relating to the enforcement or waiver of any rights granted the Corporation under any such agreement shall be taken solely pursuant to the direction of the Board without the approval, consent or authorization of the Class B Directors. All determinations of Gross Asset Value (as defined in the LLC Agreement) with respect to any asset contributed to the Operating Company by Barnes & Noble, Inc. or any of its Affiliates shall be made by the Board without the approval, consent or authorization of the Class B Directors.

                           (ii) All action by or on behalf of the Corporation
with respect to the execution, delivery, or termination in accordance with the terms of any agreement between Bertelsmann AG (or any of its Affiliates) and the Corporation shall be taken by the Board without the approval, consent or authorization of the Class C Directors. All action with respect to matters relating to the enforcement or waiver of any rights granted the Corporation under any such agreement shall be taken solely pursuant to the direction of the Board without the approval, consent or authorization of the Class C Directors. All determinations of Gross Asset Value with respect to any asset contributed to the Operating Company by Bertelsmann AG or any of its Affiliates shall be made by the Board without the approval, consent or authorization of the Class C Directors.

                  SECTION 3.2. Number; Terms and Vacancies. The Corporation shall have the number of directors as is set forth in the Certificate of Incorporation. The Board shall be classified in the manner set forth in the Certificate of Incorporation. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled in the manner provided in the Certificate of Incorporation.

                  SECTION 3.3. Nominations; Election. Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3.3. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or


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mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, the (i) name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

                  SECTION 3.4. Place of Meetings. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other places, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

                  SECTION 3.5. Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Regular meetings of the Board shall be held not less frequently than quarterly.

                  SECTION 3.6. Special Meetings. Special meetings of the Board may be called by a majority of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board or any member of the Special Committee and shall be held at such place, on such date, and at such time as they or he shall fix.

                  SECTION 3.7. Notice of Meetings. Notice of each special meeting of the Board stating the time, place and purposes thereof, shall be (i) mailed to each director not less than five (5) days prior to the meeting, addressed to such director at his or her residence or usual place of business, or (ii) shall be sent to him by facsimile, telex, cable or telegram so addressed, or shall be given personally or by telephone, on twenty four (24) hours' notice.

                  SECTION 3.8. Quorum and Manner of Acting. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law, the Certificate of Incorporation or these By-laws or otherwise, the act of a majority of the directors


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present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

                  SECTION 3.9. Resignation. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 3.10. Removal of Directors. Subject to the rights of holders of Preferred Stock to elect directors under circumstances specified in a resolution of the Board, adopted pursuant to the provisions of the Certificate of Incorporation or these By-laws establishing such series, and further subject to the respective rights of holders of Class A Common Stock, Class B Common Stock and Class C Common Stock to remove Class A Directors, Class B Directors and Class C Directors as provided in the Certificate of Incorporation, any director may be removed from office only for cause by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of the Voting Stock (as defined below), voting together as a single class. "Voting Stock" shall mean the Common Stock and any Preferred Stock entitled to vote generally in the election of directors of the Corporation.

                  SECTION 3.11. Compensation of Directors. The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV.
                             COMMITTEES OF THE BOARD

                  SECTION 4.1. Appointment and Powers of Special Committee. (a) The Board shall establish a two (2) member Special Committee (the "Special Committee") consisting of one (1) Class B Director selected by two Class B Directors (or the sole remaining Class B Director) and one (1) Class C Director selected by two Class C Directors (or the sole remaining Class C Director). The purpose of the Special Committee shall be to evaluate the matters set forth on
Schedule 4.1 of these By-laws and to report to the Board for approval only those matters specified on said Schedule which have been unanimously approved by the Special Committee.


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         The Board shall not approve any action set forth on Schedule 4.1 unless and until such action has been unanimously approved by the Special Committee.

                           (b) At any time that either (i) the number of shares of Class B Common Stock outstanding, together with the number of outstanding Membership Units held by the holders of such Class B Common Stock, constitutes less than fifteen percent (15%) of the number of then outstanding Membership Units, or (ii) a Class B Triggering Event (as defined in the Certificate of Incorporation) has occurred, the Special Committee shall have only one (1) member (who shall be selected by two of the Class C Directors (or the sole remaining Class C Director)) and the member of the Special Committee elected by the Class B Directors shall be deemed to have resigned effective as of such time.

                           (c) At any time that either (i) the number of shares of Class C Common Stock outstanding, together with the number of outstanding Membership Units held by the holders of such Class B Common Stock, constitutes less than fifteen percent (15%) of the then outstanding number of Membership Units, or (ii) a Class C Triggering Event (as defined in the Certificate of Incorporation) has occurred, the Special Committee shall have only one (1) member (who shall be selected by two of the Class B Directors (or the sole remaining Class B Director)) and the member of the Special Committee elected by the Class C Directors shall be deemed to have resigned effective as of such time.

                           (d) At any time that both of the deemed resignations referred to in Section 4.1(b) and (c) shall have occurred, the Special Committee shall be deemed dissolved as of such time, and this Section
         4.1 shall cease to have any effect.

                  SECTION 4.2. Appointment and Powers of Executive Committee. So long as there are at least three (3) classes of Common Stock outstanding, the Board of Directors, by the affirmative vote of two (2) Class A Directors (or the sole remaining Class A Director), two (2) Class B Directors (or the sole remaining Class B Director), and two (2) Class C Directors (or the sole remaining Class C Director), may designate an Executive Committee of the Board, which shall consist of one (1) Class A Director, one (1) Class B Director and one (1) Class C Director. If there are less than two (2) classes of Common Stock outstanding, the Board may establish an Executive Committee with such members as it chooses. Any Executive Committee designated under this Section 4.2 may exercise the power and authority of the Board to declare dividends, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution that designates the committee or a supplemental resolution of the Board shall so provide, subject to the approval procedures of Section 4.1 hereof. Except as provided by Delaware law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board. The Executive Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. Either the Chairman of the Board or any member of the Executive Committee may call the meetings of the Executive Committee.


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

                  SECTION 4.3. Appointment and Powers of Audit Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall: (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation;
(v) review related party transactions; and (vi) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

                  SECTION 4.4. Appointment and Powers of Nominating Committee. The Board shall establish a three (3) member Nominating Committee for purposes of selecting nominees to be recommended by the Board for election as directors. One (1) member of the Nominating Committee shall be selected by the Class B Directors and one (1) member of the Nominating Committee shall be selected by the Class C Directors. The remaining member of the Nominating Committee shall be selected by the Class B Directors, subject to the approval of the Class C Directors.

                  SECTION 4.5. Compensation Committee; Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute a Compensation Committee and such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.

                  SECTION 4.6. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

                  SECTION 4.7. Resignations; Removals. Any member of any committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose; except that any member of the Special Committee or the Executive Committee elected by the Class B Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Class B Directors, and any member of the Special Committee or the Executive Committee elected by the Class C Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Class C Directors. Any member of the Special Committee or the Executive Committee may be removed for cause by the affirmative vote of two (2) Class A Directors (or the sole Class A Director), two (2) Class B Directors (or the sole Class B Director) and two (2) Class C Directors (or the sole Class C Director), even if less than a quorum of the Board. Any vacancies on any committee of the Board shall be filled in the manner set forth above in respect of the appointment of such committee.


                                   ARTICLE V.
                                    OFFICERS

                  SECTION 5.1. Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board. Officers shall be elected by the Board, which shall consider that subject at its first meeting after every Annual Meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The failure to elect a Chairman of the Board, Chief Executive Officer, Vice President, Secretary or Treasurer shall not affect the existence of the Corporation.

                  SECTION 5.2. Chairman of the Board. The Chairman of the Board shall have general and active responsibility for the management of the business of the Corporation and shall be responsible for implementing all orders and resolutions of the Board. The Chairman of the Board shall also be a director and shall preside at all meetings of the stockholders and directors. The Chief Executive Officer shall report to the Chairman of the Board. The Chairman of the Board shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officers's absence or disability.

                  SECTION 5.3. Chief Executive Officer. The Chief Executive Officer shall supervise the daily operations of the business of the Corporation, and shall report to the Chairman of the Board. Subject to the provisions of these By-laws and to the direction of the Chairman of the Board or the Board, he or she shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Chairman of the Board or the Board. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

                  SECTION 5.4. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Chairman of the Board or the Board.

                  SECTION 5.5. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Chairman of the Board or the Board may from time to time prescribe.

                  SECTION 5.6. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Chairman of the Board or the Board may from time to time prescribe.

                  SECTION 5.7. Delegation of Authority. The Chairman of the Board or the Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                  SECTION 5.8. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Chairman of the Board or the Board.

                  SECTION 5.9. Resignations. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 5.10. Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

                  SECTION 5.11. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chairman of the Board or any officer of the Corporation authorized by the Chairman of the Board shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                  SECTION 5.12. Bonds of Officers. If required by the Chairman of the Board or the Board, any officer of the Corporation shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board may require.

                  SECTION 5.13. Compensation. The salaries of the officers shall be fixed from time to time by the Board, unless and until the Board appoints a Compensation Committee.

                  SECTION 5.14. Officers of Operating Companies or Divisions. The Chairman of the Board shall have the power to appoint, remove and prescribe the terms of office, responsibilities, duties and salaries of, the officers of the operating companies or divisions, other than those who are officers of the Corporation.


                                   ARTICLE VI.
                    CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

                  SECTION 6.1. Contracts. Subject to the approval procedures of Sections 3.1(b) and 4.1 hereof, the Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

                  SECTION 6.2. Checks, etc. Subject to the approval procedures of Sections 3.1(b) and 4.1 hereof, all checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

                  SECTION 6.3. Loans. Subject to the approval procedures of Sections 3.1(b) and 4.1 hereof, no loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances, and bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

                  SECTION 6.4. Deposits. Subject to the approval procedures of Sections 3.1(b) and 4.1 hereof, all funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositors as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-laws, as they may deem advisable.


                                  ARTICLE VII.
                                  CAPITAL STOCK

                  SECTION 7.1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

                  SECTION 7.2. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares of the Corporation, and the number of Membership Units in the Operating Company, which are registered in such stockholder's name, shall be maintained by the Corporation and open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The Corporation shall cause the Operating Company to provide complete, current and accurate records of the holdings of Membership Units in the Operating Company to be made available to the Corporation at all times to be used for the purposes of maintaining the above-described stock list.

                  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                  SECTION 7.3. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section
7.5 of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

                  SECTION 7.4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. The Board shall promptly, but in all events within 10 (ten) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board and no prior action by the Board is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 2.10 hereof. If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                  SECTION 7.5. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

                  SECTION 7.6. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

                                  ARTICLE VIII.
                                     NOTICES

                  SECTION 8.1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or with a recognized overnight delivery service or by sending such notice by prepaid telegram, mailgram or by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person's last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by overnight delivery service, or by telegram, mailgram or facsimile, shall be the time of the giving of the notice.

                  SECTION 8.2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                                   ARTICLE IX.
                                  MISCELLANEOUS

                  SECTION 9.1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

                  SECTION 9.2. Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Corporation's Treasurer or by an Assistant Secretary or Assistant Treasurer.

                  SECTION 9.3. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                  SECTION 9.4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

                  SECTION 9.5. Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                                   ARTICLE X.
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  SECTION 10.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 10.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

                  SECTION 10.2. Right to Advancement of Expenses. The right to indemnification conferred in Section 10.1 hereof shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 10.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 hereof shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  SECTION 10.3. Right of Indemnitee to Bring Suit. If a claim under Section 10.1 or 10.2 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article X or otherwise shall be on the Corporation.

                  SECTION 10.4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, the Corporation's Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  SECTION 1.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  SECTION 10.6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE XI.
                                   AMENDMENTS

                  Subject to the approval procedures in Section 4.1 hereof, the Board may from time to time make, amend, supplement or repeal these By-laws by vote of a majority of the Board; provided, however, that the stockholders may change or amend or repeal any provision of these By-laws by each of: (a) the affirmative vote of the holders of a majority of the Voting Stock, voting as one class; (b) if a Class B Director is then entitled to be a member of the Special Committee, by the affirmative vote of the holders of a majority of the Class B Common Stock, voting separately as a class; and (c) if a Class C Director is then entitled to be a member of the Special Committee, by the affirmative vote of the holders of a majority of the Class C Common Stock, voting separately as a class. In addition to and not in limitation of the foregoing, these By-laws or any of them may be amended or supplemented in any respect at any time, either:
(i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.


                                      -19

                                 SCHEDULE 3.1(b)

                        ACTIONS REQUIRING BOARD APPROVAL

           (Except as indicated below, capitalized terms used and not defined in this Schedule shall have the respective meanings ascribed thereto in the By-laws to which this Schedule is attached.)

1. Any amendment, change or other modification or restatement of the Certificate of Incorporation or By-laws of the Corporation, the LLC Agreement, or similar constitutive documents of any other Subsidiary; or the merger, consolidation, dissolution or liquidation of the Corporation, the Operating Company or any other Subsidiary, or any transaction having the same effect.

2. Except pursuant to (a) incentive plans approved by the Board or (b) a conversion or exchange right set forth in the Certificate of Incorporation, the LLC Agreement or similar constitutive documents of any other Subsidiary, the issuance, authorization, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Corporation or any Membership Unit (as defined in the LLC Agreement) or other equity interest in the Operating Company or any other Subsidiary, or any option, put, call or warrant with respect to the foregoing.

3. The transfer or other disposition (other than inventory or obsolete assets of the Corporation, the Operating Company or any other Subsidiary) of, or placing any encumbrance (other than encumbrances arising by operation of law) on, any material asset of the Corporation, the Operating Company or any other Subsidiary, except Permitted Encumbrances (as defined in the LLC Agreement).

4. The acquisition of any interest in, or the making of any loan or extension of credit to, another person or entity by the Corporation, the Operating Company or any other Subsidiary for or in an amount in excess of $5,000,000, except for short-term cash management with recognized money market institutions; any capital expenditure (or series of related capital expenditures) by the Corporation, the Operating Company or any other Subsidiary in excess of $5,000,000; or any debt, loan or borrowing of the Corporation, the Operating Company or any other Subsidiary (other than borrowings under revolving credit facilities approved by the Board) exceeding $5,000,000 outstanding in the aggregate at any time, or any revolving credit facility of the Corporation, the Operating Company or any other Subsidiary permitting aggregate borrowings at any one time outstanding to exceed $5,000,000.

5. Other than involving an amount below $50,000, any transaction or agreement between the Corporation, the Operating Company or any other Subsidiary on the one hand and either BAG, BN or their respective Affiliates (as such terms are defined in the LLC Agreement) on the other hand, or any amendment or modification of, or waiver with respect to, any such agreement or transaction.

6. Adoption and approval of any Business Plan for the Corporation, the Operating Company or any other Subsidiary.

7. Adoption of any incentive or other employee benefit plan by the Corporation, the Operating Company or any other Subsidiary or any material amendment to any such existing plan.

8. Hiring any personnel of the Corporation, the Operating Company or any other Subsidiary with an annual salary in excess of $250,000 or increasing the compensation of any such personnel above $250,000.

9. Appointment or dismissal of auditors for the Corporation, the Operating Company or any other Subsidiary.

10. The conduct by the Corporation, the Operating Company or any other Subsidiary of any business other than the Business (as defined in the LLC Agreement) and any ancillary or related businesses, or the establishment of any entity (or the creation of any entity owned jointly with any other party) by the Corporation, the Operating Company or any other Subsidiary to conduct any business.

11. Any action by, in respect of or otherwise involving any entity in which the Corporation, the Operating Company or any other Subsidiary has or acquires a controlling equity interest which would require Board approval under Section 3.1(b) if such action was by, in respect of or otherwise involving the Corporation, the Operating Company or any other Subsidiary, as described above.

                                  SCHEDULE 4.1

                        MATTERS FOR THE SPECIAL COMMITTEE

           (Except as indicated below, capitalized terms used and not defined in this Schedule shall have the respective meanings ascribed thereto in the By-laws to which this Schedule is attached.)

1. Any amendment, change or other modification or restatement of the Certificate of Incorporation or By-laws of the Corporation, the LLC Agreement or similar constitutive documents of any other Subsidiary; or the merger, consolidation, dissolution or liquidation of the Corporation, the Operating Company or any other Subsidiary, or any transaction having the same effect.

2. Except pursuant to (a) incentive plans approved by the Board or (b) a conversion or exchange right set forth in the Certificate of Incorporation, the LLC Agreement or similar constitutive documents of any other Subsidiary, the issuance, authorization, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Corporation or any Membership Unit (as defined in the LLC Agreement) or other equity interest in the Operating Company or any other Subsidiary, or any option, put, call or warrant with respect to the foregoing.

3. The transfer or other disposition (other than inventory or obsolete assets of the Corporation, the Operating Company or any other Subsidiary) of, or placing any encumbrance (other than encumbrances arising by operation of law) on, any material asset of the Corporation, the Operating Company or any other Subsidiary, except Permitted Encumbrances (as defined in the LLC Agreement).

4. The acquisition of any interest in, or the making of any loan or extension of credit to, another person or entity by the Corporation, the Operating Company or any other Subsidiary for or in an amount in excess of $20,000,000, except for short-term cash management with recognized money market institutions; any capital expenditure (or series of related capital expenditures) by the Corporation, the Operating Company or any other Subsidiary in excess of $20,000,000; or any debt, loan or borrowing of the Corporation, the Operating Company or any other Subsidiary (other than borrowings under revolving credit facilities approved by the Board) exceeding $20,000,000 outstanding in the aggregate at any time, or any revolving credit facility of the Corporation, the Operating Company or any other Subsidiary permitting aggregate borrowings at any one time outstanding to exceed $20,000,000.

5. The conduct by the Corporation, the Operating Company or any other Subsidiary of any business other than the Business (as defined in the LLC Agreement) and any ancillary or related businesses, or the establishment of any entity (or the creation of any entity owned jointly with any other party) by the Corporation, the Operating Company or any other Subsidiary to conduct any business.

6. Any action by, in respect of or otherwise involving any entity in which the Corporation, the Operating Company or any other Subsidiary has or acquires a controlling equity interest which would require Special Committee approval under Section 4.1 if such action was by, in respect of, or otherwise involving the Corporation, the Operating Company or any other Subsidiary, as described above.


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